TWO RIVERS WATER & FARMING COMPANY 8-K

EXHIBIT 10.1

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS PROMISSORY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Two Rivers Water & Farming Company

Promissory Note

Issuance Date: April 26, 2017	Original Principal Amount: $330,000
Note No. BME1	Consideration Paid at Close: $300,000

FOR VALUE RECEIVED, Two Rivers Water & Farming Company, a Colorado corporation (the “Company”), hereby promises to pay to the order of Black Mountain Equities Inc. or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (together with any other Outstanding Balance, as defined below) upon the Maturity Date (as defined below) in accordance with the terms hereof, which amount includes interest deemed to be accrued on the Original Principal Amount as set forth herein.

The Original Principal Amount is $330,000 (three hundred thirty thousand dollars).  The Consideration is $300,000 (three hundred thousand dollars) payable by wire transfer.  The Holder shall pay $300,000 of Consideration upon closing of this Note. For purposes hereof, the term “Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof, breach hereof or otherwise, plus any collection and enforcements costs, and any other fees or charges incurred under this Note.

(1)           GENERAL TERMS

(a)           Payment of Outstanding Balance.  The “Maturity Date” shall be October 26, 2017, and may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.

1

(b)           Interest. A one-time interest charge of ten percent (10%) of the Consideration, or $30,000 (thirty thousand dollars), shall be applied on the Issuance Date and is included in the Original Principal Amount. Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee, by payment of the Original Principal Amount.

(c)           Security.  This Note shall not be secured by any collateral or any assets pledged to the Holder.

(d)           Pre-Payment. The Company will be allowed to pre-pay the note to the Holder in whole or in part at any time without any pre-payment penalty.

(2)           EVENTS OF DEFAULT.

(a)           An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           The Company’s failure to pay to the Holder any amount of the Outstanding Balance.when and as due under this Note

(ii)           The Common Stock is suspended or delisted for trading on the Over the Counter Bulletin Board market (the “Primary Market”).

(iii)           The Company’s Common Stock trades at or below a price of $0.01 as reported by the OTC Markets website.

(iv)           The Company loses its status as “DTC Eligible.”

(viii)           The Company shall becomes delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

(b)           Upon the occurrence of any Event of Default, the Outstanding Balance shall immediately increase to 120% of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the “Default Effect”). The Default Effect shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action.

(6)           REISSUANCE OF THIS NOTE.

(a)           Assignability. The Company may not assign this Note.  This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval.

2

(b)           Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(7)           NOTICES.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) (iii) upon receipt, when sent by email; or (iv) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

The addresses for such communications shall be:

If to the Company, to:

Two Rivers Water & Farming Company

3025 South Parker Rd. Suite 140

Aurora Co. 80014

Attn:   CEO

Email:  wayne.harding@2riverswater.com

If to the Holder:

BLACK MOUNTAIN EQUITIES, INC.

13366 Greenstone Court

San Diego CA 92131

Attn: Adam Baker

Email: adam@blackmountainequities.com

3

(9)           APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws thereof.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the city and county of San Diego, in the State of Nevada. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(10)           WAIVER.  Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

4